UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2020, Diodes Incorporated (the “Company”) completed its acquisition of Lite-On Semiconductor Corporation (“LSC”) pursuant to the Share Swap Agreement dated as of August 8, 2019 (the “Acquisition Agreement”).  Each LSC shareholder received TWD 42.50 or, based on November 30, 2020 exchange rates, approximately $1.49 per share, representing aggregate consideration of approximately $458 million, including currency translation adjustments of approximately $12 million.  Cash paid for the acquisition was approximately $446 million, as the Company had purchased TWD prior to closing at a more favorable USD:TWD exchange rate, than the November 30, 2020 exchange rate.  As a result of the transaction’s close, the common stock of LSC will no longer be listed for trading on the Taiwan Stock Exchange.

The foregoing summary does not purport to be a complete summary of the Acquisition Agreement and is qualified in its entirety by the copy of the Acquisition Agreement attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 9, 2019, which is incorporated herein by reference.

The consideration paid in connection with the acquisition of LSC was funded by advances under the Second Amended Credit Agreement (the “Amended Credit Agreement”) dated May 29, 2020, as amended, by and among the Company and Diodes Holding B.V. (the “Foreign Borrower” and, collectively with the Company, the “Borrowers”), and certain subsidiaries of the Company as guarantors, Bank of America, N.A., as administrative Agent, and the lenders party thereto. A copy of the Amended Credit Agreement has been filed as an Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2020, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 30, 2020, the Company issued a press release announcing that it had completed its acquisition of LSC, described in Item 2.01. A copy of the press release is attached as to this report as Exhibit 99.1.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release attached as Exhibit 99.1, any statements set forth herein that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

Potential risks and uncertainties include, but are not limited to, such factors as: the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effect of the acquisition or that integration of the acquired business may not be as rapid as we anticipate; the risk that LSC’s business will not be integrated successfully into the Company’s; the risk that LSC’s standards, procedures, and controls will not be brought into conformance within the Company’s operation; difficulties coordinating the Company’s and LSC’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity, and complexity of the Company’s operations; difficulties in consolidating facilities and transferring processes and know-how; difficulties in reducing the cost of LSC’s business; the diversion of our management’s attention from the management of our business; the Company may not be able to maintain its current growth strategy or continue to maintain its current performance, costs, and loadings in its manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates, and the Company’s’ joint venture prospects; and other information, including the “Risk Factors” detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte and Touche, Independent Auditors of LSC.
99.1	Press release dated November 30, 2020.
99.2	Consolidated Financial Statements for the Years Ended December 31, 2019 and 2018 and Independent Auditors’ Report.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2020	DIODES INCORPORATED

	By	/s/ Brett R. Whitmire
Brett R. Whitmire
Chief Financial Officer